FOR IMMEDIATE RELEASE

Contacts: Maureen Locus, Media Relations Chris Bremer, Investor Relations

(800) 775-7290 (972) 770-8890

BRINKER INTERNATIONAL BOARD DECLARES COMMON DIVIDEND

DALLAS (Feb. 6, 2014) -The Board of Directors for Brinker International, Inc. (NYSE: EAT) declared a quarterly dividend of $0.24 per share on the common stock of the company payable on March 27, 2014 to shareholders of record as of March 7, 2014.

Brinker International, Inc. is one of the world's leading casual dining restaurant companies. Founded in 1975 and based in Dallas, Texas, Brinker currently owns, operates, or franchises 1,602 restaurants under the names Chili's® Grill & Bar (1,557 restaurants) and Maggiano's Little Italy® (45 restaurants).

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